EXECUTION VERSION

LETTER AGREEMENT

This Letter Agreement (this “Agreement”) is made on this 8th day of October, 2015 (the “Effective Date”), by and between Amtech Systems, Inc., an Arizona corporation (“Amtech”), Leslie J. Schreyer, as Trustee under the Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler (the “Trust”), M3C Holdings LLC, a Delaware limited liability company (“M3C”), Robert Averick, an individual and citizen of the United States (“Mr. Averick”), Piton Capital Partners LLC, a Delaware limited liability company (“Piton”), and OIH LLC, an Connecticut limited liability company (“OIH”; the Trust, M3C, Mr. Averick, Piton, and OIH each individually a “Joint Filer”, collectively, the “Joint Filers”). Amtech and the Joint Filers, collectively, shall be referred to in this Agreement as the “Parties”. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Rights Plan (defined below).

RECITALS

WHEREAS, the Joint Filers have agreed, pursuant to a Joint Filing Agreement and in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file reports on Schedule 13G, and amendments thereto, to report their individual beneficial ownership interests in Amtech common stock (“Common Stock”);

WHEREAS, the Joint Filers may desire to individually, for each Joint Filer’s own beneficial interest, purchase additional shares of Common Stock that would collectively bring the Joint Filers’ ownership to up to 19.9% of the issued and outstanding shares of Common Stock;

WHEREAS, the Second Amended and Restated Rights Agreement, dated as of October 1, 2015, by and between Amtech and Computershare Trust Company, N.A. (the “Rights Plan”) permits Amtech’s Board of Directors (the “Board”) to exempt the Joint Filers (both individually and collectively) from being deemed an Acquiring Person (as defined in the Rights Plan) by reason of any purchase of shares of Common Stock in accordance with this Agreement; and

WHEREAS, the Board desires to exempt the Joint Filers (both individually and collectively) from becoming an Acquiring Person pursuant to the Rights Plan by reason of the Joint Filers acquiring additional shares of Common Stock that would bring the collective ownership of the Joint Filers up to 19.9% of the issued and outstanding Common Stock, and the Board has approved such exemption and acquisition in accordance with the terms of the Rights Plan and this Agreement.

NOW, THEREFORE, in consideration of the terms, conditions, and promises set forth herein, the above recitals which are incorporated herein by reference, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.Acquisition of Common Stock.    Pursuant and subject to the Rights Plan, the Board has determined that the Joint Filers shall be permitted to make individual purchases of additional shares of Common Stock that would bring the aggregate ownership of the Joint Filers to up to 19.9% of the issued and outstanding shares of Common Stock. Accordingly, the Joint Filers (both individually and collectively) are (and shall continue to be) exempted from being deemed an Acquiring Person under the Rights Plan as a result of any purchases of shares of Common Stock in accordance with the terms of this Agreement. As such, the Board has determined that the Joint Filers (both individually and collectively) are (and shall continue to be) deemed an Exempted Person under the Rights Plan.

2.Ownership Threshold.    In connection with the authorization to make the purchases described in Paragraph 1 above, the Joint Filers hereby agree that at no point in time shall (a) any individual Joint Filer’s beneficial ownership exceed 19.9% of the issued and outstanding shares of Common Stock and (b) the Joint Filers’ cumulative beneficial ownership, in the aggregate, exceed 19.9% of the issued and outstanding shares of Common Stock.

3.Additional Joint Filers.    Each individual, company, trust, or any other entity of any kind added to the Joint Filers’ reports on Schedule 13G, or any amendments thereto, shall be, in all respects, subject to the terms of this Agreement, considered a “Joint Filer”, and made a party hereto. The Joint Filers shall provide written notice of such additional Joint Filer within ten (10) business days of the event that made such individual, company, trust, or other entity of any kind a Joint Filer.

4.Exchange Act Filings/Monthly Reports.    The Joint Filers are expected to continue to make timely filings under the Exchange Act, including filings under Sections 13 and 16. In the event one or more of the Joint Filers does not make a timely filing to report a transaction under the Exchange Act, the Joint Filers agree to deliver a report to Amtech that will include the information otherwise required by the relevant Exchange Act filing. Such report shall be delivered no later than 5 p.m. ET on the last Friday of the month during which such transaction occurred.

5.Termination.    At any time and for any reason, with or without cause, the Board shall have the sole authority to terminate this Agreement and any of the rights conferred hereunder; provided, however, that no such termination shall affect any previous action taken by any Joint Filer pursuant to and in accordance with this Agreement. For the avoidance of doubt, so long as their individual or cumulative ownership does not exceed 19.9% of the issued and outstanding shares of Common Stock, none of the Joint Filers will be required to sell or dispose of beneficial ownership of Common Stock acquired in accordance with this Agreement (including Paragraph 2) in the event that this Agreement is terminated pursuant to this Paragraph 5. The Board shall be required to deliver written notice of such termination to the Joint Filers pursuant to Paragraph 15, which termination shall not be effective until the tenth (10th) business day following the delivery of written notice.

6.Damages.    Amtech shall be entitled to one or more the following remedies for the breach of any of the terms of this Agreement by an individual Joint Filer or the Joint Filers in the aggregate:

a.Specific performance including, but not limited to, requiring that, within twenty (20) business days following delivery of a written demand from Amtech or the Board, the Joint Filer or Joint Filers in breach of the terms of this Agreement sell such number of shares of Common Stock to decrease their ownership of Common Stock to not more than 19.9% of the issued and outstanding shares of Common Stock at that time;

b.Any remedies available to Amtech under its corporate governance documents including, but not limited to, the Rights Plan; and

c.Any other remedies to which Amtech is entitled at law or equity.

7.Authority.    Each Joint Filer represents that (a) it possesses the full power and authority to enter into and perform the terms of this Agreement, and (b) that this Agreement constitutes a legal, binding, and valid obligation on such Joint Filer, enforceable in accordance with its terms.

8.Amendment in Writing. This Agreement and each of its terms may only be amended, waived, supplemented or modified in a writing signed by the Parties or their respective successors and assigns.

9.Governing Law/Venue/Jurisdiction/Waiver of Jury Trial. This Agreement shall in all respects be interpreted and governed under the law of the State of Arizona, without regard to principles of conflicts of law. Venue for any proceeding arising out of a dispute under this Agreement shall be located in the State of New York. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

10.Counterparts. This Agreement may be executed in counterparts, each of which shall be considered to be an original or true copy of this Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (e.g., “pdf”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

11.No Waiver. The failure of any one of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive the Parties of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12.Entire Agreement. This Agreement constitutes the full, complete and entire understanding, agreement, and arrangement of and between the Parties with respect to the subject matter hereof and supersedes any and all prior oral and written understandings, agreements and arrangements between them. There are no other agreements, covenants, promises or arrangements between the Parties other than those set forth in this Agreement.

13.Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the Parties and their respective successors and assigns.

14.Affiliates and Associates. Each Joint Filer shall be responsible for the actions and omissions of their affiliates and associates as if such actions or omissions had been committed by the Joint Filer.

15.Notices. All notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by e-mail as follows:

To Amtech at:	Amtech Systems, Inc. 131 S. Clark Drive Tempe, AZ 85281 Attention: Bradley C. Anderson banderson@amtechsystems.com
With a copy to:	Squire Patton Boggs (US) LLP 1 E. Washington Street, Suite 2700 Phoenix, AZ 85004 Attention: Christopher D. Johnson
To the Joint Filers at:	Kokino LLC 201 Tresser Boulevard, 3rd Floor Stamford, CT 06901 Attention: Garrett Lynam and Robert Averick glynam@kokino.com and raverick@kokino.com
With a copy to:	Chadbourne & Parke LLP 1301 Avenue of the Americas New York, NY 10019 Attention: Stuart D. Baker

Notices and other communications mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices and other communications sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, return e-mail or other written acknowledgment).

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.
AMTECH SYSTEMS, INC.

By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson
Title: Executive Vice President and Chief Financial Officer
JOINT FILERS

/s/ Leslie J. Schreyer
Leslie J. Schreyer, as trustee under Trust Agreement
dated December 23, 1989 FBO the issue of Jonathan D. Sackler

M3C HOLDINGS LLC

By: /s/ Stephen A. Ives
Name: Stephen A. Ives
Title: Vice President

ROBERT AVERICK

/s/ Robert Averick

PITON CAPITAL PARTNERS LLC

By: Piton Capital Management LLC, its managing member

By: Kokino LLC, its managing member

By: /s/ Stephen A. Ives
Name: Stephen A. Ives
Title: Vice President

OIH LLC

By: /s/ Brian T. Olson
Name: Brian T. Olson
Title: Manager